EXHIBIT 99.9(a):
                                 ----------------

FORM OF TRANSFER AGENCY AND SERVICES AGREEMENT BETWEEN THE TRUST AND FIRST DATA.


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                     TRANSFER AGENCY AND SERVICES AGREEMENT


THIS AGREEMENT, dated as of this 12th day of December, 1997 between UNDISCOVERED MANAGERS FUNDS (the "Fund"), a Massachusetts business trust having its principal place of business at 700 North Pearl Street, Plaza of the Americas, Dallas, Texas 75201 and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), a Massachusetts corporation with principal offices at 4400 Computer Drive, Westboro, Massachusetts 01581.

                                   WITNESSETH

         WHEREAS, the Fund is authorized to issue Shares in separate series, with each such series representing interests in a separate portfolio of securities or other assets.

         WHEREAS, the Fund initially intends to offer Shares in those Portfolios identified in the attached Exhibit 1, each such Portfolio, together with all other Portfolios subsequently established by the Fund shall be subject to this Agreement in accordance with Article 14;

         WHEREAS, the Fund on behalf of the Portfolios, desires to appoint Investor Services Group as its transfer agent, dividend disbursing agent and agent in connection with certain other activities and Investor Services Group desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Fund and Investor Services Group agree as follows:

Article  1   Definitions.

         1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

                  (b) "Authorized Person" shall be deemed to include (i) any authorized officer of the Fund; or (ii) any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to Investor Services Group from time to time.

                  (c) "Board of Directors" shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

                  (d) "Commission" shall mean the Securities and Exchange Commission.

                  (e) "Custodian" refers to any custodian or subcustodian of securities and

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         other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

                  (f) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (g) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (h) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by Investor Services Group from a person reasonably believed by Investor Services Group to be an Authorized Person;

                  (i) "Portfolio" shall mean each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets;

                  (j) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

                  (k) "Shares" refers collectively to such shares of capital stock or beneficial interest, as the case may be, or class thereof, of each respective Portfolio of the Fund as may be issued from time to time.

                  (l) "Shareholder" shall mean a record owner of Shares of each respective Portfolio of the Fund.

                  (m) "Written Instructions" shall mean a written communication signed by a person reasonably believed by Investor Services Group to be an Authorized Person and actually received by Investor Services Group. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

Article  2   Appointment of Investor Services Group.

         The Fund, on behalf of the Portfolios, hereby appoints and constitutes Investor Services Group as transfer agent and dividend disbursing agent for Shares of each respective Portfolio of the Fund and as shareholder servicing agent for the Fund and Investor Services Group hereby accepts such appointments and agrees to perform the duties hereinafter set forth.

Article  3   Duties of Investor Services Group.

         3.1 Investor Services Group shall be responsible for:

                  (a) Administering and/or performing the customary services of a transfer
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         agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Portfolio, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule A and incorporated herein, and in accordance with the terms of the Prospectus of the Fund on behalf of the applicable Portfolio, applicable law and the procedures established from time to time between Investor Services Group and the Fund.

                  (b) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of Shares of each Portfolio which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Investor Services Group shall provide the Fund on a regular basis with the total number of Shares of each Portfolio which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

                  (c) In addition to providing the foregoing services, the Fund hereby engages Investor Services Group as its exclusive service provider with respect to the Print/Mail Services as set forth in Schedule B for the fees also identified in Schedule B. Investor Services Group agrees to perform the services and its obligations subject to the terms and conditions of this Agreement.

                  (d) Notwithstanding any of the foregoing provisions of this Agreement, Investor Services Group shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Directors, or the legality of the issuance of any Shares in payment of any dividend; or
         (iv) the legality of any recapitalization or readjustment of the Shares.

         3.2 In addition, the Fund shall (i) identify to Investor Services Group in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of Investor Services Group for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

         3.3 In addition to the duties set forth herein, Investor Services Group shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and Investor Services Group.

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Article  4   Recordkeeping and Other Information.

         4.1 Investor Services Group shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule A in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. Where applicable, such records shall be maintained by Investor Services Group for the periods and in the places required by Rule 31a-2 under the 1940 Act.

         4.2 To the extent required by Section 31 of the 1940 Act, Investor Services Group agrees that all such records prepared or maintained by Investor Services Group relating to the services to be performed by Investor Services Group hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section, and will be surrendered promptly to the Fund on and in accordance with the Fund's request.

         4.3 In case of any requests or demands for the inspection of Shareholder records of the Fund, Investor Services Group will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. Investor Services Group reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

Article  5   Fund Instructions.

         5.1 Investor Services Group will have no liability when acting upon Written or Oral Instructions it reasonably believes to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund. Investor Services Group will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of Investor Services Group.

         5.2 At any time, Investor Services Group may request Written Instructions from the Fund and may seek advice from legal counsel for the Fund with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund. Written Instructions requested by Investor Services Group will be provided by the Fund within a reasonable period of time.

         5.3 Investor Services Group, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Fund's failure to so confirm shall not impair in any respect Investor Services Group's right to rely on Oral Instructions.

Article  6   Compensation.


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         6.1 The Fund on behalf of each of the Portfolios will compensate
Investor Services Group for the performance of its obligations hereunder in accordance with the fees set forth in the written Fee Schedule annexed hereto as Schedule B and incorporated herein.

         6.2 In addition to those fees set forth in Section 6.1 above, the Fund on behalf of each of the Portfolios agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by Investor Services Group in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule C and incorporated herein. Schedule C may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Investor Services Group in the performance of its obligations hereunder.

         6.3 The Fund on behalf of each of the Portfolios agrees to pay all fees and out-of-pocket expenses to Investor Services Group by Federal Funds Wire within fifteen (15) business days following the receipt of the respective invoice. In addition, with respect to all fees under this Agreement, Investor Services Group may charge a service fee on any past due invoiced amounts equal to the lesser of (i) one and one half percent (1 1/2%) per month or (ii) the highest interest rate legally permitted.

         6.4 Any compensation and out-of-pocket expenses agreed to hereunder may be adjusted from time to time by attaching to Schedule B or Schedule C, as the case may be, a revised Schedule executed and dated by the parties hereto.

         6.5 The Fund acknowledges that the fees that Investor Services Group charges the Fund under this Agreement reflect the allocation of risk between the parties, including the disclaimer of warranties in Section 9.3 and the limitations on liability and exclusion of remedies in Article 12. Modifying the allocation of risk from what is stated here would affect the fees that Investor Services Group charges, and in consideration of those fees, the Fund agrees to the stated allocation of risk.

Article  7   Documents.

         In connection with the appointment of Investor Services Group, the Fund shall, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for Investor Services Group to prepare to perform its duties hereunder, deliver or caused to be delivered to Investor Services Group the documents set forth in the written schedule of Fund Documents annexed hereto as Schedule D.

Article  8   Transfer Agent System.

         8.1 Investor Services Group shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts,


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expertise, patents, copyrights, trade secrets, and other related legal rights utilized by Investor Services Group in connection with the services provided by Investor Services Group to the Fund herein (the "Investor Services Group System").

         8.2 Investor Services Group hereby grants to the Fund a limited license to the Investor Services Group System for the sole and limited purpose of having Investor Services Group provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

         8.3 In the event that the Fund, including any affiliate or agent of the Fund or any third party acting on behalf of the Fund is provided with direct access to the Investor Services Group System for either account inquiry or to transmit transaction information, including but not limited to maintenance, exchanges, purchases and redemptions, such direct access capability shall be limited to direct entry to the Investor Services Group System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the Investor Services Group System is strictly prohibited without the prior written consent of Investor Services Group.

Article  9   Representations and Warranties.

         9.1 Investor Services Group represents and warrants to the Fund that:

                  (a) it is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

                  (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

                  (c) all requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

                  (d) it is duly registered with its appropriate regulatory agency as a transfer agent and such registration will remain in effect for the duration of this Agreement; and

                  (e) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         9.2 The Fund represents and warrants to Investor Services Group that:

                  (a) it is duly organized and existing under the laws of the jurisdiction in which it is organized;

                  (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into this Agreement;


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                  (c) all corporate proceedings required by said Articles of
         Incorporation, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

                  (d) a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of each of the Portfolios is, or prior to the effectiveness of this Agreement will be, effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale; and

                  (e) all outstanding Shares are validly issued, fully paid and non-assessable and when Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus with respect to each Portfolio, such Shares shall be validly issued, fully paid and non-assessable.

         9.3 THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INVESTOR SERVICES GROUP DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. INVESTOR SERVICES GROUP DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

Article 10   Indemnification.

         10.1 Investor Services Group shall not be responsible for and the Fund on behalf of each Portfolio shall indemnify and hold Investor Services Group harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against Investor Services Group or for which Investor Services Group may be held to be liable (a "Claim") arising out of or attributable to any of the following:

                  (a) any actions of Investor Services Group required to be taken pursuant to this Agreement unless such Claim resulted from a negligent act or omission to act or bad faith by Investor Services Group in the performance of its duties hereunder;

                  (b) Investor Services Group's reasonable reliance on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by Investor Services Group from the Fund, or any authorized third party acting on behalf of the Fund, in the performance of Investor Services Group's duties and obligations hereunder;

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                  (c) the reliance on, or the implementation of, any Written or
         Oral Instructions or any other instructions or requests of the Fund on behalf of the applicable Portfolio;

                  (d) the offer or sales of shares in violation of any requirement under the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such shares in such state; and

                  (e) the Fund's refusal or failure to comply with the terms of this Agreement, or any Claim which arises out of the Fund's negligence or misconduct or the breach of any representation or warranty of the Fund made herein.

         10.2 In any case in which the Fund may be asked to indemnify or hold Investor Services Group harmless, Investor Services Group will notify the Fund promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Fund although the failure to do so shall not prevent recovery by Investor Services Group and shall keep the Fund advised with respect to all developments concerning such situation; provided that such failure shall not materially adversely affect the Fund. The Fund shall have the option to defend Investor Services Group against any Claim which may be the subject of this indemnification, and, in the event that the Fund so elects, such defense shall be conducted by counsel chosen by the Fund and satisfactory to Investor Services Group, and thereupon the Fund shall take over complete defense of the Claim and Investor Services Group shall sustain no further legal or other expenses in respect of such Claim. Investor Services Group will not confess any Claim or make any compromise in any case in which the Fund will be asked to provide indemnification, except with the Fund's prior written consent. The obligations of the parties hereto under this Article 10 shall survive the termination of this Agreement.

         10.3 Any claim for indemnification under this Agreement must be made prior to the earlier of:

                  (a) one year after the Fund becomes aware of the event for which indemnification is claimed; or

                  (b) one year after the earlier of the termination of this Agreement or the expiration of the term of this Agreement.

         10.4 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 10 shall be Investor Services Group's sole and exclusive remedy for claims or other actions or proceedings to which the Fund's indemnification obligations pursuant to this
Article 10 may apply.

Article  11  Standard of Care.


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         11.1 Investor Services Group shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Fund unless said errors are caused by Investor Services Group's own negligence, bad faith or willful misconduct or that of its employees.

         11.2 Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

         11.3 Each party shall have the duty to mitigate damages for which the other party may become responsible.

Article  12  Consequential Damages.

         NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL INVESTOR SERVICES GROUP, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article  13  Term and Termination.

         13.1 This Agreement shall be effective on the date first written above and shall continue for a period of five (5) years (the "Initial Term").

         13.2 Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Fund or Investor Services Group provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety
(90) days and not more than one-hundred eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term.

         13.3 In the event a termination notice is given by the Fund, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Fund.

         13.4 Notwithstanding anything contained in this Agreement to the contrary, in the event that First Data Distributors, Inc. ("FDDI"), a wholly-owned subsidiary of Investor Services Group, shall terminate a Distribution Agreement between the Fund and FDDI dated as of December 12, 1997, the Fund shall have the right to terminate this Agreement without penalty


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upon sixty (60) days prior written notice to Investor Services Group.

         13.5 If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If Investor Services Group is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of Investor Services Group with respect to services performed prior to such termination of rights of Investor Services Group to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

         13.6 Notwithstanding anything contained in this Agreement to the contrary, in the event that this Agreement is terminated by the Fund and such termination arises, either directly or indirectly as a result of the Fund's dissolution or the Fund's acquisition of or consolidation or merger into or with a mutual fund (the "New Fund") for which Investor Services Group does not provide services substantially similar to those provided to the Fund hereunder, prior to the effective date of such termination and the conversion of the Fund's records to the New Fund, or its agent, the Fund shall pay to Investor Services Group the fee set forth in Schedule B (the "Early Termination Fee").

         13.7 Notwithstanding anything contained in this Agreement to the contrary, the Fund shall have the right to terminate this Agreement upon ninety
(90) days written notice to Investor Services Group provided that, prior to the effective date of such termination, the Fund shall pay to Investor Services Group a penalty in an amount equal to the fees paid to Investor Services Group by the Fund under this Agreement for the previous month annualized to reflect one year's fee.

Article  14   Additional Portfolios

         14.1 In the event that the Fund establishes one or more Portfolios in addition to those identified in Exhibit 1, with respect to which the Fund desires to have Investor Services Group render services as transfer agent under the terms hereof, the Fund shall so notify Investor Services Group in writing, and if Investor Services Group agrees in writing to provide such services,
Exhibit 1 shall be amended to include such additional Portfolios.

Article  15   Confidentiality.

         15.1 The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensors. The Fund and Investor Services Group shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Confidential Information of the other as it would exercise to protect its own confidential


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information of a similar nature. The Fund and Investor Services Group shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Fund and Investor Services Group may, however, disclose Confidential Information to their respective parent corporation, their respective affiliates, their subsidiaries and affiliated companies and employees, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed in breach of this Agreement. The Fund and Investor Services Group may also disclose the Confidential Information to independent contractors, auditors, and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section 15.1. Notwithstanding the previous sentence, in no event shall either the Fund or Investor Services Group disclose the Confidential Information to any competitor of the other without specific, prior written consent.

         15.2 Proprietary Information means:

                  (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or Investor Services Group, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

                  (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or Investor Services Group a competitive advantage over its competitors; and

                  (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

         15.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

         15.4 The obligations of confidentiality and restriction on use herein shall not apply to any Confidential Information that a party proves:

                  (a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

                  (b) Was lawfully received by the party from a third party free of any


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         obligation of confidence to such third party; or

                  (c) Was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or

                  (d) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

                  (f) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

Article  16   Force Majeure.

         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or
(v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

Article 17    Assignment and Subcontracting.

         This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Investor Services Group may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. Investor Services Group may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Investor Services Group; provided, however, that Investor Services Group may not engage subcontractors to perform the obligations contained in this Agreement to be performed by Investor Services Group without the prior written consent of the Fund.

Article 18    Arbitration.


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         18.1 Any claim or controversy arising out of or relating to this
Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in Boston, Massachusetts in accordance with its applicable rules, except that the Federal Rules of Evidence and the Federal Rules of Civil Procedure with respect to the discovery process shall apply.

         18.2 The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         18.3 The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Article 18.

Article  19   Notice.

         Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Investor Services Group, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

              To the Fund:

              Undiscovered Managers Funds
              700 North Pearl Street
              Plaza of the Americas
              Dallas, TX  75201
              Attention:  Mark P. Hurley

              To Investor Services Group:

              First Data Investor Services Group, Inc.
              4400 Computer Drive
              Westboro, Massachusetts  01581
              Attention:  President

              with a copy to Investor Services Group's General Counsel

Article 20    Governing Law/Venue.

         The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and Investor Services Group and Client hereby submit themselves to the exclusive jurisdiction of those courts.

Article 21    Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 22    Captions.

         The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 23    Publicity.

         Neither Investor Services Group nor the Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 24    Relationship of Parties/Non-Solicitation.

         24.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

         24.2 During the term of this Agreement and for one (1) year afterward, the Fund shall not recruit, solicit, employ or engage, for the Fund or others, Investor Services Group's employees.

Article 25    Entire Agreement; Severability.

         25.1 This Agreement, including Schedules, Addenda, and Exhibits hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against Investor Services Group unless said writing is executed by a Senior Vice President, Executive Vice President, or President of Investor Services Group. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

         25.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

Article  26       Miscellaneous.

         The Fund and Investor Services Group agree that the obligations of the Fund under the Agreement shall not be binding upon any of the Board of Directors, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund, as provided in the Articles of Incorporation. The execution and delivery of this Agreement have been authorized by the Board of Directors of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Board of Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund as provided in the Articles of Incorporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                           UNDISCOVERED MANAGERS FUNDS

                           By:________________________________________

                           Title:_____________________________________


                           FIRST DATA INVESTOR SERVICES GROUP, INC.


                           By:________________________________________

                           Title:_____________________________________

                                    Exhibit 1

                               LIST OF PORTFOLIOS


                  Undiscovered Managers All Cap Fund
                  Undiscovered Managers Behavioral Growth Fund
                  Undiscovered Managers Core Equity Fund
                  Undiscovered Managers Hidden Value Fund
                  Undiscovered Managers REIT Fund
                  Undiscovered Managers Small Cap Value Fund
                  Undiscovered Managers Special Small Cap Fund

                                   Schedule A

                        DUTIES OF INVESTOR SERVICES GROUP

         1. Shareholder Information. Investor Services Group shall maintain a record of the number of Shares held by each Shareholder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form.

         2. Shareholder Services. Investor Services Group shall provide the following shareholder services to the Fund: (i) respond as appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between Investor Services Group and the Fund; (ii) issue customer statements on scheduled cycles, providing duplicate second and third party copies if required; (iii) issue periodic statements to shareholders; (iv) make information available to appropriate shareholder servicing personnel and other remote access units, if applicable, regarding trade date, share price, current holdings, yields and dividend information; and (v) produce detailed history of transactions through duplicate or special order statements upon request.

         3. Share Certificates.

                  (a) At the expense of the Fund, the Fund shall supply Investor Services Group with an adequate supply of blank share certificates to meet Investor Services Group requirements therefor. Such Share certificates shall be properly signed by facsimile. The Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, Investor Services Group or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

                  (b) Investor Services Group shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by Investor Services Group of properly executed affidavits and lost certificate bonds, in form satisfactory to Investor Services Group, with the Fund and Investor Services Group as obligees under the bond.

                  (c) Investor Services Group shall also maintain a record of each certificate issued, the number of Shares represented thereby and the Shareholder of record. With respect to Shares held in open accounts or uncertificated form (i.e., no certificate being issued with respect thereto) Investor Services Group shall maintain comparable records of the Shareholders thereof, including their names, addresses and taxpayer identification. Investor Services Group shall further maintain a stop transfer record on lost and/or replaced certificates.

         4. Mailing Communications to Shareholders; Proxy Materials. Investor Services Group will address and mail to Shareholders of the Fund all reports to Shareholders, dividend and distribution notices and proxy material for the Fund's meetings of Shareholders. In connection with meetings of Shareholders, Investor Services Group will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

         5. Sales of Shares.

                  (a) Investor Services Group shall not be required to issue any Shares of the Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of Investor Services Group to rely on such Written Instructions or official notice.

                  (b) In the event that any check or other order for the payment of money is returned unpaid for any reason, Investor Services Group will: (i) give prompt notice of such return to the Fund or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and
(iii) take such actions as Investor Services Group may from time to time deem appropriate.

         6. Transfer and Repurchase.

                  (a) Investor Services Group shall process all requests to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in the Fund's Prospectus.

                  (b) Investor Services Group will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as Investor Services Group reasonably may deem necessary.

                  (c) Investor Services Group reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. Investor Services Group also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which Investor Services Group, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

                  (d) When Shares are redeemed, Investor Services Group shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by Investor Services Group reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

                  (e) Investor Services Group shall, upon receipt of the monies provided to it by the Custodian for the repurchase of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in the Written Instructions received by Investor Services Group from the Fund.

                  (f) Investor Services Group shall not process or effect any repurchase with respect to Shares of the Fund after receipt by Investor Services Group or its agent of notification of the suspension of the determination of the net asset value of the Fund.

         7. Dividends.

                  (a) If Investor Services Group does not receive sufficient cash from the Fund to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, Investor Services Group will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to Investor Services Group.

                  (b) Investor Services Group shall process dividend payments, including the purchase of new shares through dividend reinvestment.

         8. Miscellaneous.

                  (a) In addition to and neither in lieu nor in contravention of the services set forth above, Investor Services Group shall: (i) perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements in effect as at the date of this Agreement;
(ii) calculate fees due under 12b-1 plans for distribution and marketing expenses; and (iii) provide toll-free lines for direct shareholder use and customer liaison staff with on-line inquiry capacity, as requested by the Fund. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, tabulating proxies, mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders.

                                   Schedule B

                                  FEE SCHEDULE



  1.     Standard Fees

         Open accounts:             $16.00 per account per year
         Closed accounts:           $3.00 per account per year
         Monthly minimum:           $2,000 per class per Portfolio
         Annual minimum:            $24,000 per class per Portfolio

After the one year anniversary of the effective date of this Agreement, Investor Services Group may adjust the above fees once per calendar year, upon thirty
(30) days prior written notice, in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).


2.       Programming Costs

         (a)      Dedicated Team:

                  Programmer                $100,000 per annum
                  Business Systems Analyst  $ 85,000 per annum
                  Tester                    $ 65,000 per annum

         (b)      System Enhancements (Non Dedicated Team):

                  Programmer                $135.00 per hour

The above rates are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

3.       Early Termination Fee.

The Early Termination Fee referred to in Section 13.5 shall be an amount equal to the fees paid to Investor Services Group by the Fund under this Agreement for the previous month annualized to reflect one year's fee.

4.       Print/Mail Fees.

         Implementation Fee                          $5,000

         Testing Application or Data Requirements    $2.50/fax to client or record keeper

         Work Order                                  $15.00 per work order

         Daily Work (Confirms)
                  Hand                               $71/M with $75.00 minimum
                                                     $0.07/each insert (up to 3 inserts at no
                                                     charge)

                  Machine                            $42/M with $50.00 minimum
                                                     $0.01/each insert (up to 3 inserts at no
                                                     charge)

         Daily Checks
                  Hand                               $91/M with $100.00 minimum daily
                                                     $0.08/each insert (up to 3 inserts at no
                                                     charge)

                  Machine                            $52/M with $75.00 minimum daily
                                                     $0.01/each insert (up to 3 inserts at no
                                                     charge)

                  There is a $2.50 charge for each Form 3606 sent.

         Statements
                  Hand                               $78/M with $75.00 minimum
                                                     $0.08/each insert (up to 3 inserts at no
                                                     charge)
                                                     $125/M for intelligent inserting

                  Machine                            $52/M with $75.00 minimum
                                                     $0.01/each insert (up to 3 inserts at no
                                                     charge)
                                                     $58/M for intelligent inserting

         Periodic Checks
                  Hand                               $91/M with $100.00 minimum
                                                     $0.08/each insert (up to 3 inserts at no
                                                     charge)

                  Machine                            $52/M with $100.00 minimum
                                                     $0.01/each insert (up to 3 inserts at no
                                                     charge)


         12b-1/Dealer Commission
         Checks/Statements                           $0.78/each envelope with $100.00 minimum

         Spac Reports/Group Statements               $78/M with $75.00 minimum

         Listbills                                   $0.78 per envelope with $75.00 minimum

         Printing Charges                            $0.08/confirm/statement/page
                                                     $0.10/check

         Folding (Machine)                           $18/M

         Folding (Hand)                              $12 each

         Presort Charge                              $0.277 postage rate
                                                     $0.035/piece

         Courier Charge                              $15.00 for each on call courier trip/
                                                     or actual cost for on demand

         Overnight Charge                            $3.50/package service charge plus
                                                     Federal Express/Airborne charge

         Inventory Charge                            $20.00 for each inventory location as of
                                                     the 15th of the month

         Hourly Work:  Special Projects,
         Opening Envelopes, etc.                     $24.00/hour

         Special Pulls                               $2.50 per account pull

         Boxes/Envelopes
                  Shipping Boxes                     $0.85 each
                  Oversized Envelopes                $0.45 each

         Forms Development/Programming Fee           $100.00/hour

         Cutting Charges                             $10.00/M

                                   Schedule C

                             OUT-OF-POCKET EXPENSES

         The Fund shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

-------------------------------------------------------------------------------
Microfiche/microfilm production    Charges are $0.006 per image, $0.30 per fiche
                                   page. We are migrating to COLD storage, and
                                   these costs will soon be not applicable.
-------------------------------------------------------------------------------
Magnetic media tapes and freight   Magnetic tapes can be used for various
                                   reasons. For instance, tapes are created with
                                   shareholder names and addresses to be used
                                   for shareholder mailings. Also, tapes can be
                                   created from the shareholder data base for
                                   marketing projects. The costs of these will
                                   vary by project.
-------------------------------------------------------------------------------
Printing costs, including          Costs incurred from outside vendor for
certificates, envelopes, checks    printing stock. Will work with you to
and stationery                     determine your needs, and will get estimates
                                   approved by you. Since most accounts will be
                                   supported by brokers etc. who will statement
                                   their own accounts, these costs should be
                                   minimal.
-------------------------------------------------------------------------------
Postage                            US Postal Service fees to mail statements,
                                   confirms, checks etc. to shareholders.
-------------------------------------------------------------------------------
Due diligence mailings             Expenses include the cost of printing,
                                   inserting and postage for required IRS
                                   shareholder mailings: W9, B-notice, W8, Date
                                   of Birth, and TEFRA. Costs vary by project,
                                   but the following is a rough estimate:
                                   printing 0.06/page, inserting 0.10/page
                                   (minimums of approximately $50 - $100 per job
                                   apply). Postage is usually 1 ounce/$0.32
                                   rate.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Telephone and communication        Applicable for:
costs, including all lease,        1.) Line charges associated with 800 number,
maintenance and line costs         if such 800 number is provided. These costs
                                   range from $0.07 to $0.09 per minute.
                                   2.) Line charges associated with remote
                                   access to our systems. Costs are dependent
                                   upon method of access to Investor Services
                                   Group's system(s).
-------------------------------------------------------------------------------
Ad hoc/Customized reports          Systems work for any special reporting needs
                                   you may have is $135/ person hour. These
                                   costs are approved by the Fund prior to work
                                   being done.
-------------------------------------------------------------------------------
Proxy solicitations, mailings      Costs vary by project, and are bid as such.
and tabulations
-------------------------------------------------------------------------------
Daily and distribution advice      Not applicable
mailings
-------------------------------------------------------------------------------
Terminals, communication lines,    Only applicable if the Fund is interested in
printers and other equipment and   remote access to our systems. Charges are
any expenses incurred in           then dependent upon method of access to
connection with such terminals     Investor Services Group's system(s). If you
and lines.                         want full access to all systems on a direct
                                   line basis, this can be expensive. One client
                                   has paid approximately $20,000 for the
                                   hardware necessary and their ongoing fee for
                                   the line is $1,700. Dial up to the transfer
                                   agency only system is far cheaper, $100 for
                                   the software.
-------------------------------------------------------------------------------
Duplicating services               If we have to use a service to produce large
                                   quantities of materials, such as for a Board
                                   meeting, we will pass along the charges to
                                   you. This rarely happens, and when it does,
                                   the charges are small.
-------------------------------------------------------------------------------
Print/mail charges                 See attached fee schedule. Given that we will
                                   not produce many confirms, statements etc.,
                                   this should not be very costly.
-------------------------------------------------------------------------------
Courier services                   If at your request, we need to courier, or
                                   overnight, mail, we will pass along the
                                   charges from the overnight service.
-------------------------------------------------------------------------------
Incoming and outgoing wire         $6 per incoming wire. $8 per outgoing wire.
charges
-------------------------------------------------------------------------------
Charges for check clearance        Charged through bank services (Boston Safe
                                   Deposit and Trust). Currently estimated at
                                   $0.12 each.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Overtime, as approved by Fund      If the Fund wants special programs (for
                                   example telephone calling or mailing
                                   programs) that require non-exempt Investor
                                   Services Group employees to work overtime, we
                                   will pass along those costs.
-------------------------------------------------------------------------------
Temporary staff, as approved by    If any program requires Investor Services
Fund                               Group to hire temporary staff, we will pass
                                   those costs along to you.
-------------------------------------------------------------------------------
Record retention, retrieval and    Costs dependent upon arrangement with archive
destruction costs, including, but  vendor. Typical cost estimated at $0.13 per
not limited to exit fees charged   archive carton per month, for retention, and
by third party record keeping      $50 retrieval charge. Most information is on
vendors.                           image, and we do not need to retrieve from
                                   archives. However, we still retain all hard
                                   copy records.
-------------------------------------------------------------------------------
Third party audit reviews.         Clients share pro-rata in the cost of
                                   preparing a SAS-70 (transfer agent). The cost
                                   is $0.10 per account. Which is more than
                                   off-set the reduced audit fees charged to the
                                   fund.
-------------------------------------------------------------------------------
Ad hoc SQL time                    SQL is a reporting system that allows
                                   Investor Services Group clients to run their
                                   own queries and reports off of the transfer
                                   agent system. The cost for running these
                                   reports is charged back at $1,000 per CPU
                                   hour (computer processing usage). Most adhocs
                                   take very few minutes to run.
-------------------------------------------------------------------------------
Fund Insurance                     Cost of Fidelity Bond and Errors and Omission
                                   policy for the Fund. Costs dependent upon
                                   number and size of portfolios. For a fund
                                   complex with 8 portfolios, the budgeted
                                   insurance expense is $42,877.
-------------------------------------------------------------------------------
Such other miscellaneous expenses  Costs will vary and will be discussed with
reasonably incurred by Investor    you.
Services Group in performing its
duties and responsibilities
under this Agreement.
-------------------------------------------------------------------------------
Delivery costs of Board meeting    Dependent upon number of members in Board
materials and other materials to   and their location.
the Board of Directors and service
providers (including overnight
or other courier services)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Telecommunications charges         Costs for long distance phone and fax calls
(including fax) with respect to    are dependent upon number of members in Board
communications with the Board of   and their location.
Directors, officers and service
providers.
-------------------------------------------------------------------------------
Duplicating charges with respect   If volumes are large enough that we have to
to filings with federal and state  use an outside service, costs will be passed
authorities and board meeting      back to the Fund. (For example, cost of
materials                          copying N1A filings for each state)
-------------------------------------------------------------------------------
Travel to and from board meeting   Expenses for our attorney, who is required to
and other meetings with Fund       attend board meetings, will be billed back to
management                         the Fund. Expenses for other employees of
                                   Investor Services Group will not be.
-------------------------------------------------------------------------------
Pricing services                   We use a variety of outside vendors.
                                   Currently charged at $0.10 per equity, $0.50
                                   per bond, $0.50 per money instrument and
                                   $1.00 other (REIT).
-------------------------------------------------------------------------------
Forms and supplies for the         Costs of binders, duplication, mailing etc.
preparation of Board meetings      for Board books will be passed back to the
and other meetings with fund       Fund.
management
-------------------------------------------------------------------------------
Vendor set-up charges for blue     One time charge of $4,000 to develop
sky services                       interface between transfer agent system and
                                   blue sky system.
-------------------------------------------------------------------------------
Customized programming requests    Usually for custom reports.  Billed at
                                   $135/hour
-------------------------------------------------------------------------------
Blue sky filing or registration    Fees charged by states will be passed back to
fees                               the Fund. Estimates above. Assuming 7
                                   portfolios, one class of shares, one
                                   prospectus, and registrations for all 50
                                   states, blue sky costs range from $110,790 to
                                   $209,400 depending on registration amounts.
-------------------------------------------------------------------------------
Costs of SAS-70                    Clients share pro-rata in the cost of
                                   preparing an Investor Services Group SAS-70
                                   (fund accounting). Currently estimated at
                                   $300 per fund.
-------------------------------------------------------------------------------
COLD storage costs                 Digital storage of shareholder documentation
                                   and systems reports. Alternative to
                                   microfilm/microfiche. Costs are $0.008 per
                                   page.
-------------------------------------------------------------------------------
Document retrieval costs           Dependent upon storage facility.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Vendor pricing comparison          Occurs when advisor requests additional price
                                   information on a security from second pricing
                                   vendor. Costs for this will vary depending
                                   upon type of security, number of securities,
                                   and number of days needed.
-------------------------------------------------------------------------------
Manual pricing.                    In the event that either the advisor does not
                                   accept a vendors price on a security, or a
                                   price for a security is unavailable from
                                   pricing vendor, an additional cost may be
                                   incurred to get price from independent
                                   broker.
-------------------------------------------------------------------------------


         The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Fund will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Fund and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

                                   Schedule D

                                 FUND DOCUMENTS

         Certified copy of the Articles of Incorporation of the Fund, as amended

         Certified copy of the By-laws of the Fund, as amended

         Copy of the resolution of the Board of Directors authorizing the execution and delivery of this Agreement

         Specimens of the certificates for Shares of the Fund, if applicable, in the form approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval

         All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund